As filed with the Securities and Exchange Commission on December 16, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Coherent Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1214948
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

375 Saxonburg Boulevard

Saxonburg, Pennsylvania 16056

(724) 352-4455

(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rob Beard

Chief Legal and Global Affairs Officer

375 Saxonburg Boulevard

Saxonburg, Pennsylvania 16056

(724) 352-4455

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Craig W. Adas Michael B. Hickey Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 Telephone: (212) 310-8000 Fax: (212) 310-8007	Daniel G. Fayock Jeffrey W. Acre K&L Gates LLP 210 6th Avenue Pittsburgh, Pennsylvania 15222 Telephone: (412) 355-6500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller Reporting Company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Prospectus

Common Stock

This prospectus relates to the offer and sale from time to time by the selling securityholders named herein or such selling securityholders as may be named in one or more prospectus supplements, of up to 9,775,846 shares of our common stock, no par value per share (“Common Stock”), issued upon conversion of shares of our Series B-2 Convertible Preferred Stock, no par value per share (“Series B-2 Convertible Preferred Stock”).

The selling securityholders may offer and sell shares of Common Stock in amounts, at prices and on terms that will be determined at the time of the offering. We will not receive any proceeds from the sale of any shares of Common Stock by the selling securityholders, but we have agreed to pay certain registration expenses, other than underwriting discounts and commissions, applicable transfer taxes, and the fees and expenses of any auditor or those of more than one legal counsel engaged by the selling securityholders, in connection with offerings by the selling securityholders.

We are registering the resale of shares of Common Stock pursuant to the terms of the Registration Rights Agreement described under “Description of Capital Stock,” but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the selling securityholders pursuant to this prospectus or at all.

This prospectus describes the general manner in which the shares of Common Stock may be offered and sold by the selling securityholders. Any prospectus supplement may add, update, or change information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you invest in the shares of Common Stock.

The Common Stock is listed on the New York Stock Exchange under the symbol “COHR.”

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 6 OF THIS PROSPECTUS, AS WELL AS THE RISK FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND EACH SUBSEQUENT QUARTERLY REPORT ON FORM 10-Q (WHICH DOCUMENTS ARE INCORPORATED BY REFERENCE HEREIN), BEFORE YOU INVEST IN SHARES OF COMMON STOCK.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 16, 2025.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, the selling securityholders may sell the Common Stock from time to time and in one or more offerings.

This prospectus provides you with a general description of the Common Stock that the selling securityholders may offer. Each time a selling securityholder sells shares of Common Stock using this prospectus, to the extent necessary, we will provide a prospectus supplement that will contain specific information about the terms of that offering, the number of shares being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information provided in the prospectus supplement. This prospectus does not contain all of the information included in the registration statement of which the prospectus forms a part. The registration statement filed with the SEC includes or incorporates by reference exhibits that provide more details about the matters discussed in this prospectus. You should carefully read the entirety of this prospectus, the related exhibits filed with the SEC and any applicable prospectus supplement, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference” before making an investment decision.

When acquiring any securities in an offering pursuant to this prospectus, you should rely on the information provided in this prospectus and any applicable prospectus supplement, including the information incorporated by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. The selling securityholders are not offering securities in any state where such an offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents. You should also carefully review the section entitled “Risk Factors,” which highlights certain risks associated with an investment in our securities, to determine whether an investment in the Common Stock is appropriate for you.

Unless the context otherwise requires, references in this prospectus to “Coherent,” the “Company,” “we,” “us” and “our” are to Coherent Corp. and its subsidiaries.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference into this prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”).

In some cases, these forward-looking statements can be identified by terminology such as, “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “predicts,” “projects,” “potential,” or “continue” or the negative of these terms or other comparable terminology. Forward-looking statements address, among other things, our assumptions, our expectations, our assessments of the size and growth rates of our markets, our growth strategies, our efforts to increase bookings, sales and revenues, projections of our future profitability, cash generation, success of our research, development and engineering investments, results of operations, capital expenditures, our financial condition, our ability to integrate acquired businesses or other “forward-looking” information and include statements about revenues, costs, investments, earnings, margins, or our projections, actions, plans or strategies. We believe that all forward-looking statements made by us have a reasonable basis, but there can be no assurance that these expectations, beliefs or projections will actually occur or prove to be correct, at least on the timetable of our expectations. In addition to the risk factors discussed under the caption “Risk Factors” beginning on page 6 of this prospectus and the factors previously disclosed in our reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:

•	the failure of any one or more of the assumptions stated herein, in any prospectus supplement or related free writing prospectus or in any document incorporated by reference to prove to be correct;

•	changes in demand in the Company’s end markets along with the Company’s ability to respond to such market changes;

•	risks relating to future integration and/or restructuring actions;

•	fluctuations in purchasing patterns of customers and end users;

•	the ability of the Company to retain and hire key employees;

•	the terms of the Company’s indebtedness and ability to service such debt in connection with its acquisition of Coherent, Inc.;

•	the timely release of new products and acceptance of such new products by the market;

•	the introduction of new products by competitors and other competitive responses;

•

the Company’s ability to assimilate other recently acquired businesses, and realize synergies, cost savings, and opportunities for growth in connection therewith, together with the risks, costs, and uncertainties associated with such acquisitions;

•	the risks to realizing the benefits of investments in research and development, and commercialization of innovations;

•	the risks that the Company’s stock price will not trade in line with industrial technology leaders;

•	the impact of trade protection measures, such as import tariffs by the United States or retaliatory actions taken by other countries; and/or

•

the risks relating to forward-looking statements and other “Risk Factors” identified from time to time in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed with the SEC on August 15, 2025 and its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, filed with the SEC on November 5, 2025.

For any forward-looking statements made in this prospectus, any prospectus supplement or any related free writing prospectus or in any documents incorporated by reference into this prospectus, we claim the protection of the safe harbor for forward-looking statements contained in the PSLRA. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the dates of the documents incorporated by reference in this prospectus. Except as required by applicable law, we do not assume any obligation to update or revise any forward-looking statements, whether the result of new information, future events or developments, or otherwise, except as may be required by the securities laws, to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. We caution you not to rely on them unduly.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, see the reports that we have filed with the SEC as described under “Where You Can Find More Information” on page 21 of this prospectus.

We expressly qualify in their entirety all forward-looking statements attributable to us or any person acting on our behalf by the cautionary statements contained or referred to in this prospectus.

TRADEMARKS

We have proprietary rights to trademarks used in the information incorporated by reference into this prospectus, which are important to our business, many of which are registered under applicable intellectual property laws. Solely for convenience, trademarks and trade names referred to in the information incorporated by reference in this prospectus may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus is the property of its respective holder.

THE COMPANY

This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in the Common Stock. You should carefully read the entire prospectus, any accompanying prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained herein and in any accompanying prospectus supplement and any related free writing prospectus, and under a similar heading in other documents that are incorporated by reference into this prospectus. You also should carefully read the information incorporated by reference into this prospectus, including our financial statements contained in this prospectus or incorporated by reference, and the exhibits to the registration statement of which this prospectus is a part. Unless the context otherwise requires, Coherent Corp. is referred to herein, collectively with all of its subsidiaries, as the “Company,” “Coherent” or “we,” “us,” or “our.”

Overview

Coherent is a vertically integrated manufacturing company that develops, manufactures, and markets lasers, transceivers, and other optical and optoelectronic devices, modules, and systems, as well as engineered materials, for use in communications, industrial, instrumentation and electronics applications. We generate nearly all of our revenues, earnings, and cash flows from developing, manufacturing, and marketing a wide range of products and services for our end markets. Coherent has broad technical expertise and a deep technology stack in areas of importance to our products, including materials growth and fabrication of specialty materials, semiconductor lasers, passive optics including isolators, transceivers, transport equipment, high power lasers for semiconductor capital equipment, display manufacturing, precision manufacturing, and scientific research. Many of our products include custom integrated software that we develop internally, leveraging our deep domain expertise. Headquartered in Saxonburg, Pennsylvania, Coherent has research and development, manufacturing, sales, service, and distribution facilities worldwide.

Company Information

We were incorporated in the Commonwealth of Pennsylvania on June 22, 1971. Our corporate headquarters are located at 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056. Our telephone number is (724) 352-4455. Our internet website address is www.coherent.com. The information contained on, or that can be accessed through, our website is deemed not to be incorporated in this prospectus or to be part of this prospectus. You can obtain additional information regarding our business by reading our Annual Report on Form 10-K for our most recent fiscal year ended June 30, 2025, our subsequently filed Quarterly Reports on Form 10-Q and the other reports we file with the SEC. See “Where You Can Find More Information.”

RISK FACTORS

Investing in our Common Stock involves risk. See the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year, together with those contained in subsequently filed Quarterly Reports on Form 10-Q, and those contained in our other filings with the SEC which are incorporated by reference in this prospectus or any accompanying prospectus supplement.

Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed under the caption “Risk Factors” in any applicable prospectus supplement or related free writing prospectus, together with all of the other information contained in any applicable prospectus supplement or related free writing prospectus or appearing or incorporated by reference in this prospectus or any applicable prospectus supplement. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

We will not receive any proceeds from the sale of any shares of Common Stock by the selling securityholders, but we have agreed to pay certain registration expenses, other than underwriting discounts and commissions, applicable transfer taxes and the fees and expenses of any auditor or those of more than one legal counsel engaged by the selling securityholders, in connection with offerings by the selling securityholders.

SELLING SECURITYHOLDERS

We are registering the securities offered by this prospectus on behalf of the selling securityholders pursuant to the Registration Rights Agreement, dated as of March 31, 2021, as amended by Amendment No. 1, dated as of July 16, 2021, by and between the Company and BCPE (together with any joinder thereto from time to time, the “Registration Rights Agreement”). Unless the context otherwise requires, as used in this prospectus, “selling securityholders” includes BCPE Watson (DE) BML, LP (“BML”), certain of its affiliates to whom shares may be transferred in compliance with the Investment Agreement and any lenders selling shares received from BML after the date of this prospectus following a foreclosure by the relevant lenders under any margin loan agreement constituting Back Leverage (as defined in the Investment Agreement) entered into by BML, which affiliate or lender agrees to be bound by the Registration Rights Agreement, and any such persons will be named in the applicable prospectus supplement.

BML is the beneficial owner of 9,775,846 shares of Common Stock registered herein which were converted from shares of Series B-2 Preferred Stock on December 15, 2025. BCPE Watson (DE) BML GP, LLC (“BML GP”) is the general partner of BML. BCPE Watson (DE) Aggregator, LP (“Aggregator”) is the sole member of BML GP. Bain Capital Fund XII, L.P. (“Fund XII”) is the sole member of BCPE Watson (DE) Aggregator GP, LLC, which is the general partner of Aggregator. Bain Capital Investors, LLC (“BCI”), is the manager of Bain Capital Partners XII, LLC, which is the general partner of Fund XII. As a result, BCI may be deemed to share voting and dispositive power with respect to the 9,775,846 shares Common Stock held by BML. Voting and investment decisions with respect to the shares of Common Stock held by BML are made by the partners of BCI. Each of the entities listed in this paragraph has a principal business address c/o Bain Capital Private Equity, LP, 200 Clarendon Street, Boston, Massachusetts 02116. Additional information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

The selling securityholders may from time to time offer and sell pursuant to this prospectus any or all of the shares of Common Stock to be identified in a prospectus supplement.

Each time a selling securityholder sells shares of Common Stock using this prospectus, to the extent necessary, we will provide a prospectus supplement that will contain specific information about the terms of that offering, the number of shares being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering.

DESCRIPTION OF CAPITAL STOCK

As of the date of this prospectus, our authorized capital stock consists of 300,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, no par value per share (“Preferred Stock”). As of the close of business on December 15, 2025, 187,419,766 shares of Common Stock were outstanding; 2,300,000 shares of Preferred Stock were designated as 6% Series A Mandatory Convertible Preferred Stock, no par value per share (the “Series A Preferred Stock”), none of which were outstanding; and 215,000 shares of Preferred Stock were designated as Series B Convertible Preferred Stock, consisting of 75,000 shares of Series B-1 Convertible Preferred Stock, no par value per share, none of which were outstanding, and 140,000 shares of Series B-2 Convertible Preferred Stock, no par value per share, none of which were outstanding.

The following summary description of the material terms of the securities being registered is based on the provisions of our Amended and Restated Articles of Incorporation, our Amended and Restated Bylaws and the applicable provisions of the Pennsylvania Business Corporation Law (the “BCL”). This information may not be complete in all respects and is qualified entirely by reference to the provisions of our Amended and Restated Articles of Incorporation, Amended and Restated Bylaws and the BCL. For information on how to obtain copies of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, see “Where You Can Find More Information.”

Common Stock

We have one class of Common Stock. All holders of the Common Stock are entitled to the same rights and privileges as described below:

Voting Rights

Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of shareholders. There is no cumulative voting.

Dividend and Liquidation Rights

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available for the payment of dividends at the times and in the amounts as our board of directors may from time to time determine. Holders of Common Stock have no preemptive or subscription rights to purchase any of our securities and no sinking fund provisions apply to Common Stock. Upon a Liquidation Event, the holders of Common Stock are entitled to receive pro rata the assets of the Company which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of preferred stock of the Company then outstanding.

We have never paid any cash dividends on Common Stock.

Fully Paid and Non-Assessable

All outstanding shares of Common Stock are fully paid and non-assessable.

New York Stock Exchange Listing

Our Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “COHR.”

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Equiniti Trust Company, LLC.

Registration Rights Agreement

Pursuant to the Registration Rights Agreement, the Company agreed to provide the Investors with certain customary registration rights with respect to the shares of Common Stock. The Registration Rights Agreement permits an Investor, among other things, to pledge its rights under the Registration Rights Agreement in connection with Back Leverage, and, subject to the assignee agreeing to be bound by the Registration Rights Agreement, to assign its rights to such assignee in connection with a foreclosure under a pledge of registrable securities pursuant to any Back Leverage. This registration statement of which this prospectus is a part was filed pursuant to our obligations under the Registration Rights Agreement.

Anti-Takeover Law Provisions

Certain provisions of Pennsylvania law and our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws could make the acquisition of the Company by means of a tender offer, or the acquisition of control of the Company by means of a proxy contest or otherwise, more difficult. These provisions, summarized below, are intended to discourage certain types of coercive takeover practices and inadequate takeover bids, and are designed to encourage persons seeking to acquire control of the Company to negotiate with our board of directors. We believe that the benefits of increased protection against an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging such proposals. Among other things, negotiation of such proposals could result in an improvement of their terms.

Pennsylvania State Law Provisions

We are subject to various anti-takeover provisions of the BCL. Many of these provisions are triggered if any person or group acquires, or discloses intent to acquire, 20% or more of a Pennsylvania corporation’s voting power, subject to certain exceptions. These provisions:

•	provide the other shareholders of the corporation with certain rights against the acquiring group or person;

•	prohibit the corporation from engaging in a broad range of business combinations with the acquiring group or person;

•	restrict the voting and other rights of the acquiring group or person; and

•	provide that certain profits realized by the acquiring group or person from the sale of a corporation’s equity securities belong to and are recoverable by the corporation.

Regardless of the amount of a person’s holdings, if a shareholder or shareholder group (including affiliated persons) would be a party to certain proposed transactions with the Company or would be treated differently from our other shareholders in certain proposed transactions, the BCL requires approval by a majority of votes entitled to be cast by all shareholders other than the interested shareholder or affiliate group, unless the transaction is approved by independent directors or other criteria are satisfied. Furthermore, under Pennsylvania law, a “short-form” merger of the Company cannot be implemented without the consent of our board of directors.

In addition, as permitted by Pennsylvania law, an amendment to our Amended and Restated Articles of Incorporation or other corporate action that is approved by shareholders may provide mandatory special treatment for specified groups of non-consenting shareholders of the same class. For example, an amendment to our Amended and Restated Articles of Incorporation or other corporate action may provide that shares of our Common Stock held by designated shareholders of record must be cashed out at a price determined by us, subject to applicable dissenters’ rights. In these cases, Pennsylvania law requires either a special class vote or dissenters’ rights for holders of the group designated for special treatment.

Furthermore, the BCL provides that directors may, in discharging their duties, consider, to the extent they deem appropriate, the effects of any action upon shareholders, employees, suppliers, customers and the communities in which its offices or other establishments are located. Directors are not required to consider the interests of shareholders to a greater degree than other constituencies’ interests. The BCL expressly provides that the fiduciary duty of directors does not require the directors to redeem or modify any “poison pills” or take action under the anti-takeover provisions of the BCL in order to allow or facilitate a potential change of control. We do not currently have a “poison pill.”

Other Provisions in our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws

Our Amended and Restated Articles of Incorporation and our Amended and Restated Bylaws contain provisions that could make us a less attractive target for a hostile takeover and could make more difficult or discourage a merger proposal, a tender offer or a proxy contest.

Such provisions include:

•

a requirement that shareholder-nominated director nominees be nominated in advance of the meeting at which directors are elected and that specific information be provided in connection with such nomination;

•	the ability of our board of directors to issue additional shares of Common Stock or Preferred Stock without shareholder approval; and

•	certain provisions requiring supermajority approval (at least two-thirds of the votes cast by all shareholders entitled to vote thereon, voting together as a single class).

Indemnification of Directors and Executive Officers and Limitation on Liability

Pennsylvania statutory law regarding directors and officers insurance and indemnification is embodied in Chapter 17, Subchapter D (Sections 1741 through 1750) of the BCL.

Sections 1741 (relating to third-party actions) and 1742 (relating to derivative and corporate actions) of the BCL provide that a business corporation may indemnify any director, officer, employee or agent who is or was a representative of, or serving at the request of, the corporation (referred to as a “Representative”), so long as the Representative acted in good faith and with a reasonable belief that his or her actions were in the best interests, or not opposed to the best interests, of the corporation, and, in the case of indemnification under Section 1741 with respect to any criminal proceeding, the Representative must have had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under Section 1742 does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses.

Section 1743 of the BCL provides mandatory indemnification for a director or officer if he or she succeeds on the merits or otherwise in the defense of any claim or action or proceeding, or in defense of any claim, issue or matter therein. The corporation must indemnify him or her to the extent of his or her actual and reasonable expenses (including attorneys’ fees) incurred in connection with the claim or action.

Section 1745 of the BCL states that expenses (including attorneys’ fees) incurred in defending any third-party or derivative action or proceeding may be paid by a business corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the Representative to repay the amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation as authorized by the BCL or otherwise. Except as otherwise provided in the corporation’s articles or bylaws, advancement of expenses must be authorized by the board of directors of the corporation. The BCL provisions ordinarily governing transactions with interested directors or officers, or interested shareholders (Sections 1728 and 2538 of the BCL) do not apply to the authorization of advancement.

Section 1746(a) states that the statutory rights of indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which a person might be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to the action in his or her official capacity and as to the action or proceeding in another capacity while holding that office. Section 1746(c) specifies that indemnification pursuant to Section 1746(a) may be made even if the corporation would not have the power to make such indemnification under other provisions of law, and may be made even in the case of an action by or in the right of the corporation. Such indemnification is declared to be consistent with Pennsylvania’s public policy. However, Section 1746(b) forbids indemnification under subsection 1746(a) to be made in any case where the act or failure to act giving rise to the claim is determined by a court to be willful misconduct or recklessness. A corporation’s articles of incorporation may not provide for indemnification in the case of willful misconduct or recklessness.

The BCL, in Section 1747, also authorizes corporations to purchase and maintain insurance on behalf of a Representative or a person who is or was serving at the request of the corporation as a Representative of another domestic or foreign entity, whether or not the corporation would have the power to indemnify him or her, unless otherwise restricted in its bylaws. Such insurance is declared to be consistent with Pennsylvania’s public policy.

Section 1750 of the BCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to Subchapter D of the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Representative and shall inure to the benefit of the heirs and personal representatives of that person.

Section 9.02 of our Amended and Restated Bylaws provides that a director will not be personally liable for monetary damages as a director for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of the office under Section 9.01 of our Amended and Restated Bylaws (relating to standard of care and justifiable reliance) and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of Section 9.02 of our Amended and Restated Bylaws do not apply to the responsibility or liability of a director pursuant to a criminal statute or the liability of a director for the payments of taxes.

Section 9.03 of our Amended and Restated Bylaws requires the Company to indemnify directors and officers of the Company to the fullest extent not prohibited by law in connection with any actual or threatened action, suit or proceeding for indemnification, or that may give rise to indemnification, that (i) is brought against a person entitled to indemnification under Article IX of our Amended and Restated Bylaws, and (ii) arises out of the service of that person to the Company, or to another enterprise at the request of the Company (referred to as an “indemnification action”). Notwithstanding the foregoing, the Company may not indemnify a director or officer in connection with an indemnification action initiated by that director or officer (other than a successful indemnification action to enforce that individual’s right to indemnification under our Amended and Restated Bylaws) unless our board of directors authorized the indemnification action. The right to indemnification under Section 9.03 of our Amended and Restated Bylaws includes the right to be reimbursed for expenses incurred before the final disposition of an indemnification action.

Section 9.06 of our Amended and Restated Bylaws permits the Company to purchase insurance to protect against any liability asserted against the Company or any individual, whether or not the Company would have the power to indemnify that individual.

The Company has entered into agreements with its directors and officers pursuant to which the Company has agreed to provide for the indemnification of and the advancing of expenses to each such indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in the applicable agreement, and, to the extent insurance is maintained, for the continued coverage of each such indemnitee under the Company’s directors’ and officers’ liability insurance policies. To the fullest extent permissible by applicable law, if the indemnification provided for in each such agreement is unavailable to the applicable indemnitee for any reason whatsoever, the Company, in lieu of indemnifying such indemnitee, shall contribute to the amount incurred by such indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for expenses, in connection with any claim relating to an indemnifiable event under such agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such claim in order to reflect (i) the relative benefits received by the Company and such indemnitee as a result of the event(s) and/or transaction(s) giving rise to such claim and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and such indemnitee in connection with such event(s) and/or transaction(s).

PLAN OF DISTRIBUTION

The offered securities are being registered to permit the holders of the offered securities the ability to offer and sell the offered securities from time to time after the date of this prospectus. We will not receive any of the proceeds from the offering by the selling securityholders of the Common Stock. We will bear the fees and expenses incurred by us in connection with our obligation to register the offered securities. If the securities are sold through underwriters or broker-dealers, the selling securityholders will be responsible for underwriting discounts, selling commissions or stock transfer taxes.

The securities offered hereby may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. These prices will be determined by the selling securityholders or by agreement between such holders and underwriters or dealers who may receive fees or commissions in connection with such sale. Such sales may be effected by a variety of methods, including the following:

•	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•	in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through the settlement of short sales, in each case subject to compliance with the Securities Act and other applicable securities laws;

•	through one or more underwriters on a firm commitment or best-efforts basis;

•	an exchange distribution in accordance with the rules of the applicable exchange, if any;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such securities at a stipulated price per security;

•	directly to one or more purchasers;

•	through agents; or

•	in any combination of the above or by any other legally available means.

The selling securityholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions.

The selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the offered securities, short and deliver the securities to close out such short positions, or loan or pledge the securities that in turn may sell such securities. The selling securityholders also may transfer, donate and pledge offered securities, in which case the transferees, donees, pledgees or other successors in interest may be deemed selling securityholders for purposes of this transaction.

To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholders and any underwriter, broker-dealer or agent regarding the sale by the selling securityholders of the offered securities. The selling securityholders may decide to sell all or a portion of the securities offered by it pursuant to this prospectus or may decide not to sell any securities under this prospectus. In addition, the selling securityholders may transfer sell, transfer or devise the securities by other means not described in this prospectus. Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act (“Rule 144”) may be sold pursuant to Rule 144 rather than pursuant to this prospectus.

Underwriters, broker-dealers (including selling securityholders who are registered broker-dealers) or agents participating in the distribution of the offered securities are deemed to be “underwriters” within the meaning of the Securities Act. Selling securityholders, including those who are affiliates of registered broker-dealers, may be deemed to be underwriters within the meaning of the Securities Act. Profits on the sale of securities by selling securityholders, and any commission received by any other underwriter, broker-dealer or agent, may be deemed to be underwriting commissions under the Securities Act. Selling securityholders that are deemed to be underwriters are subject to statutory liabilities, including, but not limited to, those of Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

The selling securityholders and any other person participating in the distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales by the selling securityholders and any other relevant person of any of the securities. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of securities to engage in market-making activities with respect to the securities being distributed. All of the above may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

To the extent required, the securities to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless it has been registered or qualified for sale in the applicable state or the Company complies with an available exemption from registration or qualification requirements.

Pursuant to the Registration Rights Agreement, we have agreed to indemnify in certain circumstances the selling securityholders against certain liabilities under the Securities Act. The selling securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The selling securityholders may indemnify any underwriter that participates in transactions involving the sale of shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act.

The Common Stock is listed on the NYSE under the symbol “COHR.” On December 15, 2025, the closing price of our Common Stock as reported on the NYSE was $176.13 per share.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain U.S. federal income tax considerations with respect to the ownership and disposition of our Common Stock. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations and judicial decisions and administrative interpretations thereof, all as of the date hereof and all of which are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences described herein. This discussion is limited to investors that hold the Common Stock as capital assets (generally, assets held for investment) for U.S. federal income tax purposes. Furthermore, this discussion does not address all aspects of U.S. federal income taxation that may be applicable to investors in light of their particular circumstances, or to investors subject to special treatment under U.S. federal income tax law, such as financial institutions, insurance companies, real estate investment trusts, regulated investment companies, tax-exempt organizations, entities that are treated as partnerships for U.S. federal income tax purposes, brokers or dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, pension plans, expatriates, persons deemed to sell the Common Stock under the constructive sale provisions of the Code, controlled foreign corporations, passive foreign investment companies, qualified foreign pension funds, companies that accumulate earnings to avoid U.S. federal income tax, persons that hold the Common Stock as part of a short-sale straddle, hedge, conversion transaction, synthetic security or other integrated investment, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar and persons who are required to recognize income for U.S. federal income tax purposes no later than when such income is taken into account in applicable financial statements. Furthermore, this discussion does not address considerations relating to the alternative minimum tax, any U.S. federal estate or gift tax consequences or any state, local or foreign tax consequences. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below.

This discussion is not intended to be tax advice. Potential investors should consult their tax advisors as to the particular U.S. federal income tax consequences to them of the ownership and disposition of the Common Stock, as well as the effects of other U.S. federal tax laws or state, local and non-U.S. tax laws.

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Common Stock other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States,

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, that is created or organized under the laws of the United States, any of the states or the District of Columbia,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•

a trust (A) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) that has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

For purposes of this summary, the term “Non-U.S. Holder” means a beneficial owner of Common Stock, other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, who is not a U.S. Holder.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) owns the Common Stock, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partners in a partnership that owns the Common Stock should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

HOLDERS SHOULD CONSULT THEIR TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

U.S. Holders

Distributions on the Common Stock

In general, distributions of cash or property with respect to the Common Stock will constitute dividends for U.S. federal income tax purposes to the extent paid out of the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such income will be includible in the gross income of a U.S. Holder on the day actually or constructively received by such holder.

To the extent that the amount of any distribution exceeds the Company’s current and accumulated earnings and profits, as determined under U.S. federal income tax principles, the excess will first be treated as a tax-free return of capital, causing a reduction (but not below zero) in the adjusted tax basis of a U.S. Holder’s Common Stock. The amount of any remaining excess will be subject to tax as capital gain recognized on a sale or exchange as described below under “—Taxable Dispositions.”

Non-corporate U.S. Holders will generally be eligible for reduced rates of taxation on any dividend income if such dividend income is treated as “qualified dividend income” for U.S. federal income tax purposes, provided that certain holding period and other requirements are satisfied. If a non-corporate U.S. holder elects to treat the dividends as “investment income,” the reduced rate will not apply, but the investment income may be offset by certain investment expenses. Further, dividends recognized by non-corporate U.S. holders could be subject to the 3.8% tax on net investment income.

Corporate U.S. Holders will generally be eligible for a dividends-received deduction on any dividend income, provided that certain holding period and other requirements are satisfied.

A dividend that exceeds certain thresholds in relation to a U.S. Holder’s tax basis in the stock could be characterized as an “extraordinary dividend” (as defined in Section 1059 of the Code). If a corporate U.S. Holder receives an extraordinary dividend, it will generally be required to reduce (but not below zero) its stock basis in the shares in respect of which the extraordinary dividend is paid by the portion of such dividend that is not taxed because of the dividends-received deduction. If the amount of the basis reduction exceeds the corporate U.S. Holder’s tax basis in its stock, the excess will be treated as taxable gain as if such U.S. Holder had disposed of its shares in the year the extraordinary dividend is paid. If a non-corporate U.S. Holder receives an extraordinary dividend, it will be required to treat any loss on the sale of the shares in respect of which such extraordinary dividend is paid as a long-term capital loss to the extent of the extraordinary dividends received that qualify for the reduced dividend tax rate described above.

U.S. Holders should consult their tax advisors regarding the availability of the reduced dividend tax rate or the dividends-received deduction in light of their particular circumstances.

Taxable Dispositions

A U.S. Holder will generally recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of the Common Stock equal to the difference between the amount of cash and the fair market value of any property received upon the disposition and the U.S. Holder’s adjusted tax basis in the Common Stock. This gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the Common Stock for more than one year. Otherwise, such gain or loss will be a short-term capital gain or loss. Long-term capital gains of non-corporate U.S. Holders are currently subject to tax at a reduced rate. The deductibility of capital losses is subject to limitations. U.S. Holders are urged to consult their tax advisor with respect to applicable tax rates and netting rules for capital gains and losses. Further, gains recognized by non-corporate U.S. Holders could be subject to the 3.8% tax on net investment income.

Backup Withholding and Information Reporting

In general, backup withholding (currently at a rate of 24%) may apply to a U.S. Holder with respect to payments of dividends on, and the proceeds of the disposition of, shares of Common Stock if the U.S. Holder fails to provide a correct taxpayer identification number or otherwise comply with the applicable requirements of the backup withholding rules and such U.S. Holder does not otherwise establish an exemption. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be credited against a U.S. Holder’s U.S. federal income tax liability (which may result in the U.S. Holder being entitled to a refund), provided that the required information is timely furnished to the IRS. In general, information reporting requirements may apply to distributions on (including constructive distributions for U.S. federal income tax purposes), or to the proceeds of a disposition of, shares of Common Stock received by a U.S. Holder.

Non-U.S. Holders

Distributions on the Common Stock

In general, distributions of cash or property made with respect to our Common Stock will constitute dividends for U.S. federal income tax purposes to the extent paid out of the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that the amount of any distribution exceeds the Company’s current and accumulated earnings and profits, as determined under U.S. federal income tax principles, the excess will first be treated as a tax-free return of capital, causing a reduction (but not below zero) in the adjusted tax basis of a Non-U.S. Holder’s Common Stock. The amount of any remaining excess will be treated as capital gain realized on a sale or exchange as described below under “—Taxable Dispositions.”

Distributions on our Common Stock that are treated as dividends, and that are not effectively connected with a Non-U.S. Holder’s conduct of a trade or business in the United States, generally will be subject to withholding of U.S. federal income tax at a 30% rate or lower rate as may be specified by an applicable income tax treaty. Dividends that are effectively connected with the conduct of a trade or business by a Non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) are not subject to withholding tax, provided certain certification and disclosure requirements (generally on an IRS Form W-8ECI) are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a “United States person” as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A Non-U.S. Holder of the Common Stock who wishes to claim the benefits of an applicable income tax treaty will be required to provide IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) and certify under penalty of perjury that such holder is not a “United States person” as defined under the Code and is eligible for income tax treaty benefits. Special certification and other requirements apply to certain Non-U.S. Holders that are pass-through entities rather than corporations or individuals or that hold their interests through certain intermediaries.

A Non-U.S. Holder of Common Stock eligible for a reduced rate of withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for a refund with the IRS.

Taxable Dispositions

Any gain realized on the disposition of the Common Stock will generally not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•

we are, or have been within the five years preceding the Non-U.S. Holder’s disposition (or the Non-U.S. Holder’s holding period, if shorter) of the Common Stock, a “United States real property holding corporation” as defined in the Code (a “USRPHC”).

An individual Non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. An individual Non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. If a Non-U.S. Holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

A domestic corporation is treated as a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of (1) the fair market value of its United States real property interests, (2) the fair market value of its non-United States real property interests, and (3) the fair market value of any other of its assets which are used or held for use in a trade or business. We believe that we are not currently, and we do not anticipate becoming, a USRPHC. However, no assurance can be given that we are not or will not become a USRPHC.

In general, gain on the sale or other disposition of stock of a USRPHC that is “regularly traded” on an established securities market will be subject to U.S. federal income tax only in the case of a Non-U.S. Holder that owns more than 5% of the total fair market value of that class of stock at any time during the five-year period ending on the date of disposition. If a Non-U.S. Holder is subject to U.S. federal income tax pursuant to these rules, any gains on the sale or other disposition of such stock would be taxed on a net income basis at the graduated rates applicable to U.S. persons, and such Non-U.S. Holder would be required to file a U.S. tax return with respect to such gains.

Furthermore, if we are a USRPHC, a Non-U.S. holder may be subject to a 15% withholding tax on a sale or other disposition of our Common Stock. Gain recognized on a sale or other disposition of our Common Stock would be subject to U.S. federal income tax only in the case of a Non-U.S. Holder that owns more than 5% of our Common Stock, provided our Common Stock continues to be regularly traded on an established securities market. No assurances can be provided that our Common Stock will be regularly traded on an established securities market.

Non-U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax considerations that could result if we are, were, or become, a USRPHC.

Backup Withholding and Information Reporting

Backup withholding (currently at a rate of 24%) will not apply to payments of dividends on our Common Stock to a Non-U.S. Holder if the Non-U.S. Holder provides to the applicable withholding agent a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person, or otherwise qualifies for an exemption. However, the applicable withholding agent generally will be required to report to the IRS and to such Non-U.S. Holder payments of dividends on our Common Stock and the amount of U.S. federal income tax, if any, withheld with respect to those payments. Copies of the information returns reporting such dividends and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable tax treaty or agreement.

The gross proceeds from sales or other dispositions of shares of our Common Stock may be subject, in certain circumstances discussed below, to U.S. backup withholding and information reporting. If a Non-U.S. Holder sells or otherwise disposes of shares of our Common Stock outside the United States through a non-U.S. office of a non-U.S. broker and the disposition proceeds are paid to the Non-U.S. Holder outside the United States, then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not U.S. backup withholding, will apply to a payment of disposition proceeds, even if that payment is made outside the United States, if a Non-U.S. Holder sells shares of our Common Stock through a non-U.S. office of a broker that is a United States person or has certain enumerated connections with the United States, unless the broker has documentary evidence in its files that the Non-U.S. Holder is not a United States person and certain other conditions are met or the Non-U.S. Holder otherwise qualifies for an exemption.

If a Non-U.S. Holder receives payments of the proceeds of a disposition of shares of our Common Stock to or through a U.S. office of a broker, the payment will be subject to both U.S. backup withholding and information reporting unless the Non-U.S. Holder provides to the broker a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that the Non-U.S. Holder is not a United States person, or the Non-U.S. Holder otherwise qualifies for an exemption.

Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules may be credited against the Non-U.S. Holder’s U.S. federal income tax liability (which may result in the Non-U.S. Holder being entitled to a refund), provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act (“FATCA”)

Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally impose a 30% withholding tax on dividends on our Common Stock and gross proceeds from the sale or other disposition of our Common Stock if paid to a foreign entity unless (1) if the foreign entity is a “foreign financial institution,” the foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (2) if the foreign entity is not a “foreign financial institution,” the foreign entity identifies certain of its U.S. investors, or (3) the foreign entity is otherwise excepted under FATCA.

Withholding under FATCA generally applies to payments of dividends on our Common Stock. While withholding under FATCA may apply to payments of gross proceeds from a sale or other disposition of our Common Stock, under proposed U.S. Treasury Regulations, withholding on payments of gross proceeds currently is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.

If withholding under FATCA is required on any payment related to our Common Stock, Non-U.S. Holders not otherwise subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment may be able to seek a refund or credit from the IRS. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this section. Non-U.S. Holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our Common Stock and the entities through which they hold our Common Stock.

LEGAL MATTERS

The validity and legality of the securities offered hereby and certain other legal matters will be passed upon for the Company by K&L Gates LLP, Pittsburgh, Pennsylvania.

EXPERTS

The consolidated financial statements of Coherent Corp. and Subsidiaries appearing in Coherent Corp.’s Current Report on Form 8-K dated December 16, 2025, and the effectiveness of Coherent Corp. and Subsidiaries’ internal control over financial reporting as of June 30, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov. Our website is www.coherent.com. The information contained on or accessible through our website is not part of this prospectus.

We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to us at Attention: Secretary, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056 or you may call us at (724) 352-4455.

INCORPORATION BY REFERENCE

This prospectus “incorporates by reference” certain information that we or others have filed with the SEC. This means we are disclosing important information to you by referring you to those documents. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is terminated:

•	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025, filed with the SEC on November 5, 2025;

•	Annual Report on Form 10-K for the fiscal year ended June 30, 2025 filed, with the SEC on August 15, 2025;

•	Current Reports on Form 8-K filed with the SEC on September 26, 2025, November 21, 2025 and December 16, 2025;

•

the portions of our Definitive Proxy Statement on Schedule 14A  filed on October 2, 2025 that are specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 30, 2025; and

•

The description of the Company’s Common Stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act as filed with the SEC on September 14, 1987, including any subsequent amendments or reports filed for the purpose of updating such description.

To the extent that any information contained in any report on Form 8-K or 8-K/A, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference.

We have authorized no one to provide you with information other than information incorporated by reference or provided in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. All documents that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus or after the date of the registration statement of which this prospectus forms a part and prior to the termination of the offering will be deemed to be incorporated in this prospectus by reference and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

Requests for copies of any of the materials incorporated by reference in this prospectus should be directed to our Investor Relations department, at the following address:

Coherent Corp.

375 Saxonburg Boulevard

Saxonburg, Pennsylvania 16056

(724) 352-4455

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC Registration Fee	$245,397.56
Printing Expenses	*
NYSE Listing Fees	*
Accounting Fees and Expenses	*
Legal Fees and Expenses	*
Transfer Agent Expenses	*
Miscellaneous	*

Total	*

*	These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pennsylvania statutory law regarding directors and officers insurance and indemnification is embodied in Chapter 17, Subchapter D (Sections 1741 through 1750) of the Pennsylvania Business Corporation Law (the “BCL”).

Sections 1741 (relating to third-party actions) and 1742 (relating to derivative and corporate actions) of the BCL provide that a business corporation may indemnify any director, officer, employee or agent who is or was a representative of, or serving at the request of, the corporation (referred to as a “Representative”), so long as the Representative acted in good faith and with a reasonable belief that his or her actions were in the best interests, or not opposed to the best interests, of the corporation, and, in the case of indemnification under Section 1741, with respect to any criminal proceeding, the Representative must have had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under Section 1742 does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses.

Section 1743 of the BCL provides mandatory indemnification for a director or officer if he or she succeeds on the merits or otherwise in the defense of any claim or action or proceeding, or in defense of any claim, issue or matter therein. The corporation must indemnify him or her to the extent of his or her actual and reasonable expenses (including attorney’s fees) incurred in connection with the claim or action.

Section 1745 of the BCL states that expenses (including attorneys’ fees) incurred in defending any third-party or derivative action or proceeding may be paid by a business corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the Representative to repay the amount if it is ultimately determined that such person is not entitled to be indemnified by the corporation as authorized by the BCL or otherwise. Except as otherwise provided in the corporation’s articles or bylaws, advancement of expenses must be authorized by the board of directors of the corporation. The BCL provisions ordinarily governing transactions with interested directors or officers, or interested shareholders (Sections 1728 and 2538 of the BCL) do not apply to the authorization of advancement.

Section 1746(a) states that the statutory rights of indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which a person might be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to the action in his or her official capacity and as to the action or proceeding in another capacity while holding that office. Section 1746(c) specifies that indemnification pursuant to Section 1746(a) may be made even if the corporation would not have the power to make such indemnification under other provisions of law, and may be made even in the case of an action by or in the right of the corporation. Such indemnification is declared to be consistent with Pennsylvania’s public policy. However, Section 1746(b) forbids indemnification under subsection 1746(a) to be made in any case where the act or failure to act giving rise to the claim is determined by a court to be willful misconduct or recklessness. A corporation’s articles of incorporation may not provide for indemnification in the case of willful misconduct or recklessness.

The BCL, in Section 1747, also authorizes corporations to purchase and maintain insurance on behalf of a Representative or a person who is or was serving at the request of the corporation as a Representative of another domestic or foreign entity, whether or not the corporation would have the power to indemnify him or her, unless otherwise restricted in its bylaws. Such insurance is declared to be consistent with Pennsylvania’s public policy.

Section 1750 of the BCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to Subchapter D of the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Representative and shall inure to the benefit of the heirs and personal representatives of that person.

Section 9.02 of Coherent’s amended and restated bylaws provides that a director will not be personally liable for monetary damages as a director for any action taken, or any failure to take any action, unless the director has breached or failed to perform the duties of the office under Section 9.01 of Coherent’s amended and restated bylaws (relating to standard of care and justifiable reliance) and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of Section 9.02 of Coherent’s amended and restated bylaws do not apply to the responsibility or liability of a director pursuant to a criminal statute or the liability of a director for the payment of taxes.

Section 9.03 of Coherent’s amended and restated bylaws requires Coherent to indemnify directors and officers of Coherent to the fullest extent not prohibited by law in connection with any actual or threatened action, suit or proceeding for indemnification, or that may give rise to indemnification, that (1) is brought against a person entitled to indemnification under Article IX of the amended and restated bylaws, and (2) arises out of the service of that person to Coherent, or to another enterprise at the request of Coherent (referred to as an “indemnification action”). Notwithstanding the foregoing, Coherent may not indemnify a director or officer in connection with an indemnification action initiated by that director or officer (other than a successful indemnification action to enforce that individual’s right to indemnification under Coherent’s amended and restated bylaws) unless the board of directors of Coherent authorized the indemnification action. The right to indemnification under Section 9.03 of Coherent’s amended and restated bylaws includes the right to be reimbursed for expenses incurred before the final disposition of an indemnification action.

Section 9.06 of Coherent’s amended and restated bylaws permits Coherent to purchase insurance to protect against any liability asserted against Coherent or any individual, whether or not Coherent would have the power to indemnify that individual.

Coherent has entered into agreements with its directors and officers pursuant to which Coherent has agreed to provide for the indemnification of and the advancing of expenses to each such indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in the applicable agreement, and, to the extent insurance is maintained, for the continued coverage of each such indemnitee under Coherent’s directors’ and officers’ liability insurance policies. To the fullest extent permissible by applicable law, if the indemnification provided for in each such agreement is unavailable to the applicable indemnitee for any reason whatsoever, Coherent, in lieu of indemnifying such indemnitee, shall contribute to the amount incurred such indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for expenses, in connection with any claim relating to an indemnifiable event under such agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such claim in order to reflect (i) the relative benefits received by Coherent and such indemnitee as a result of the event(s) and/or transaction(s) giving rise to such claim; and/or (ii) the relative fault of Coherent (and its directors, officers, employees and agents) and such indemnitee in connection with such event(s) and/or transaction(s).

The indemnification described in the preceding paragraphs may include indemnification against liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Coherent pursuant to the foregoing provisions, Coherent has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16.	EXHIBITS

Exhibit No.	Description

4.1	Amended and Restated Articles of Incorporation of II-VI Incorporated (incorporated by reference to Exhibit 3.1 to II-VI Incorporated’s Current Report on Form 8-K (File No. 000-16195) filed on November 8, 2011).

4.2	Articles of Amendment to the Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Coherent Corp.’s Current Report on Form 8-K (File No. 000-39375) filed on September 8, 2022).

4.3	Amended and Restated Bylaws of Coherent Corp. (incorporated by reference to Exhibit 3.2 to Coherent Corp’s Current Report on Form 8-K (File No. 001-39375) filed on September 8, 2022).

4.4	Amended and Restated Investment Agreement, dated as of March 30, 2021, by and between II-VI Incorporated and BCPE Watson (DE) SPV, LP (incorporated by reference to Exhibit 10.1 to II-VI Incorporated’s Current Report on Form 8-K (File No. 001-39375) filed on March 31, 2021).

*5.1	Opinion of K&L Gates LLP.

*23.1	Consent of K&L Gates LLP (included in Exhibit 5.1).

*23.2	Consent of Ernst & Young LLP, independent registered public accounting firm of Coherent Corp.

*24.1	Powers of Attorney (included on signature page).

*107	Filing Fee Table.

*	Filed herewith.

ITEM 17.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Saxonburg, Commonwealth of Pennsylvania, on December 16, 2025.

COHERENT CORP.

By:	/s/ James R. Anderson
James R. Anderson
Chief Executive Officer and Director

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints James R. Anderson, Sherri Luther and Enrico DiGirolamo his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on December 16, 2025.

Name	Title

/s/ James R. Anderson James R. Anderson	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Sherri Luther Sherri Luther	Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ Ilaria Mocciaro Ilaria Mocciaro	Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)

/s/ Enrico DiGirolamo Enrico DiGirolamo	Chairman of the Board

/s/ Joseph J. Corasanti Joseph J. Corasanti	Director

/s/ Michael L. Dreyer Michael L. Dreyer	Director

Name	Title

/s/ Patricia Hatter Patricia Hatter	Director

/s/ David L. Motley David L. Motley	Director

/s/ Lisa Neal-Graves Lisa Neal-Graves	Director

/s/ Stephen Pagliuca Stephen Pagliuca	Director

/s/ Elizabeth A. Patrick Elizabeth A. Patrick	Director

/s/ Shaker Sadasivam Shaker Sadasivam	Director

/s/ Stephen A. Skaggs Stephen A. Skaggs	Director

/s/ Michelle Sterling Michelle Sterling	Director

/s/ Sandeep S. Vij Sandeep S. Vij	Director

/s/ Howard H. Xia Howard H. Xia	Director